Exhibit 99.1

Press Release

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TIDEWATER INC. ● 6002 Rogerdale Road, Suite 600 ● Houston, TX 77072 ● Telephone (713) 470-5300 ● Fax (888) 909-0946

Tidewater to Present at the Pareto Securities Oil & Offshore Conference

HOUSTON, September 10, 2018 –Tidewater Inc. (NYSE: TDW) announced today that John T. Rynd, President, CEO and Director, will present at the Pareto Securities Oil & Offshore Conference in Oslo, Norway on Thursday, September 13, 2018, at approximately 11:10 a.m. local time. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a copy of the slides presented.

Tidewater owns and operates one of the largest fleets of Offshore Support Vessels in the industry, with over 60 years of experience supporting offshore energy exploration and production activities worldwide.

CONTACT:  Tidewater Inc.

Quinn P. Fanning

Chief Financial Officer

713-470-5231

Jason Stanley

Director, Investor Relations

713-470-5292

SOURCE: Tidewater Inc.